Exhibit 99.1

DYNAMICS RESEARCH CORPORATION
NAMES GRANT THORNTON LLP
AS INDEPENDENT AUDITORS

ANDOVER, Mass.—November 14, 2003—Dynamics Research Corporation DRCO today announced that the audit committee of the company’s board of directors has selected Grant Thornton LLP as the company’s independent auditors for 2003 and 2004.

Grant Thornton LLP was selected to replace KPMG LLP after a thorough evaluation process. With annual revenues of $1.8 billion and a staff of more than 3,000 professionals, Grant Thornton’s government contractor practice is recognized as one of the strongest in the sector. The company intends to file reports on Form 8-K with the Securities and Exchange Commission reporting this change in independent auditors.

About Dynamics Research Corporation

Dynamics Research Corporation is an innovative solutions provider that partners with government customers to apply proven processes and technologies. DRC delivers engineering, logistics, training, simulation, modeling and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. Additional information about DRC is available at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s most recent filings with the SEC. The company assumes no obligation to update any forward-looking information.

Investors:
CONTACT:	Elise Caffrey, Treasurer & Director, Investor Relations
(978) 475-9090, Ext. 1309